EXHIBIT 23.2

MANTYLA MCREYNOLDS LLC
178 South Rio Grande Street, Suite 200
Salt Lake City, Utah  84101
Telephone:  801.269.1818
Facsimile:  801.266.3481

The Board of Directors
Northern Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Northern Oil and Gas, Inc. (the “Company”) covering the registration of 431,472 shares of common stock of our report dated March 16, 2009, with respect to the consolidated balance sheets of Northern Oil and Gas, Inc. as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on October 5, 2006, through December 31, 2006 and the fiscal years ended December 31, 2008 and 2007, which report appears in the December 31, 2008 annual report on Form 10-K of Northern Oil and Gas, Inc.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

January 19, 2010